Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT:	Robert Sarver
October 26, 2005		Chairman/CEO
858-523-4601

	INVESTOR CONTACT:	Dale Gibbons
CFO
702-248-4200
Western Alliance Reports Net Income of $7.7 Million or
$0.31 Per Share for the Third Quarter of 2005
—Las Vegas — October 26, 2005 — Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for the third quarter of 2005.
Third Quarter 2005 Highlights:
•	Net income of $7.7 million, an increase of 18.3% from the second quarter of 2005 and 39.7% from the third quarter of 2004

•	Diluted earnings per share of $0.31, compared to $0.31 per share in the third quarter of 2004

•	Revenues of $30.6 million, an increase of 12.0% from the second quarter of 2005 and 41.4% from the third quarter of 2004

•	Loans of $1.62 billion at September 30, 2005, an increase of 11.3% from June 30, 2005 and 49.0% from September 30, 2004

•	Deposits of $2.35 billion at September 30, 2005, an increase of 7.2% from June 30, 2005 and 38.9% from September 30, 2004
Financial Performance
Western Alliance Bancorporation reported diluted earnings per share of $0.31 for the third quarter of 2005 compared to $0.31 per share for the third quarter of 2004. Net income was $7.7 million compared to $5.5 million for the same period last year. We closed our initial public offering of 4.2 million shares on July 6, 2005, which increased our average shares outstanding. Loans grew $164 million to $1.62 billion at September 30, 2005 from June 30, 2005 and $532 million from September 30, 2004. Deposits grew $158 million to $2.35 billion from June 30, 2005 and $658 million from September 30, 2004.
Robert Sarver, chairman and chief executive officer, said, “During the third quarter, Western Alliance Bancorporation continued progress on all of its primary objectives by achieving more than $100 million growth in loans and deposits and record net income performance.”
Mr. Sarver continued, “We opened two new offices, hired six more experienced relationship managers, and maintained exceptional asset quality. Consistent with our asset sensitive profile our interest margin continued to expand during the third quarter of 2005, as it has every quarter since the FOMC began raising rates last year.
“Looking ahead, we are continuing to execute on our growth and expansion plan with four new offices presently under construction, including our Golden Triangle office in San Diego which we expect to open on November 2.”
Income Statement
Net interest income increased 12.1 percent from $24.4 million in the second quarter of 2005 to $27.3 million in the third quarter, and 43.9 percent from $19.0 million in the third quarter of 2004. The interest margin increased from 4.39 percent in the second quarter of 2005 to 4.43 percent in the third quarter. Our interest margin was 4.02 percent in the third quarter of 2004.

The provision for loan losses was $1.3 million for the third quarter of 2005 compared to $1.2 million for the second quarter of this year and $1.3 million for the third quarter of 2004. Non-accrual loans were $0.2 million or 0.01 percent of total loans at September 30, 2005, compared to 0.02 percent of loans at September 30, 2004. Net loan losses were $0.1 million (0.03 percent of average loans annualized) for the third quarter of 2005, the same loss figure as the third quarter of 2004.
Non-interest income was $3.2 million for the third quarter of 2005, up 23.4 percent from $2.6 million for the same period in 2004. For the second quarter of 2005, non-interest income was $2.9 million.
Non-interest expense was $17.3 million for the third quarter of 2005, up 47.1 percent from $11.7 million for the same period in 2004. For the second quarter of 2005, non-interest expense was $16.0 million. Full-time equivalent employees were 522 on September 30, 2005 compared with 399 on September 30, 2004. The number of full-service banking offices was 15 on September 30, 2005 compared with 13 at June 30, 2005 and September 30, 2004.
Net income increased 39.7 percent to $7.7 million for the third quarter of 2005 compared to $5.5 million for the same period last year. Diluted earnings per share of $0.31 were flat compared to the third quarter of 2004. Average diluted shares increased 37.8 percent to 25.1 million for the third quarter 2005 compared to 18.2 million for the third quarter of 2004.
For the first nine months of 2005 compared with the same period in 2004, diluted earnings per share increased 18.4 percent to $0.90 from $0.76. Net income increased 44.0 percent to $19.6 million from $13.6 million for the same periods, respectively.
Balance Sheet
Loans totaled $1.62 billion at September 30, 2005, an increase of $164 million (including $30 million of purchased residential mortgages) or 11.3 percent from June 30, 2005 and $532 million or 49.0 percent from $1.09 billion at September 30, 2004. Residential real estate loans were the fastest growing segment of the portfolio, increasing $71 million or 42.1 percent since June 30, 2005 and 164.9 percent since September 30, 2004. Residential real estate and consumer loans increased to 16 percent of the portfolio compared with 10 percent one year ago.
Deposits totaled $2.35 billion at September 30, 2005, an increase of $158 million or 7.2 percent from June 30, 2005 and $658 million or 38.9 percent from $1.69 billion at September 30, 2004. Non-interest bearing deposits comprised 44.7 percent of total deposits at September 30, 2005. At quarter end, 40.7 percent of non-interest bearing deposits were from title companies, the same proportion as at June 30, 2005. At September 30, 2005 the company’s loan to deposit ratio was 68.9 percent compared with 64.2 percent one year earlier.
Borrowings totaled $120 million at September 30, 2005, a decrease of 54.6 percent from $263 million at September 30, 2004. Fed funds sold totaled $204 million at September 30, 2005, up nine fold from $23 million one year earlier.
Stockholders’ equity increased $16 million from June 30, 2005 to $238 million at September 30, 2005, in part reflecting the underwriters’ exercise of their over-allotment option from the company’s initial public offering on July 6, 2005. At September 30, 2005 tangible common equity was 8.5 percent of assets and total risk based capital was 14.6 percent of risk-weighted assets.
Total assets were $2.75 billion at September 30, 2005, an increase of 29.1 percent from the same date last year.

Operating Unit Highlights
BankWest of Nevada reported loan growth of $72 million, including $30 million of purchased mortgages, during the third quarter of 2005 and $251 million during the 12 months ended September 30, 2005 to $1.00 billion. Deposits increased $117 million and $333 million to $1.59 billion during the same periods, respectively. Net income at BankWest of Nevada was $6.8 million during the third quarter of 2005 compared to $5.5 million during the third quarter of 2004.
Alliance Bank of Arizona reported loan growth of $51 million during the third quarter of 2005 and $155 million during the 12 months ended September 30, 2005 to $359 million. Deposits increased $34 million and $227 million to $460 million during the same periods, respectively. Net income at Alliance Bank of Arizona was $0.9 million during the third quarter of 2005 compared to $0.2 million during the third quarter of 2004.
Torrey Pines Bank reported loan growth of $41 million during the third quarter of 2005 and $127 million during the 12 months ended September 30, 2005 to $256 million. Deposits increased $20 million and $98 million to $315 million during the same periods, respectively. Net income at Torrey Pines Bank was $0.8 million during the third quarter of 2005 compared to $0.3 million during the third quarter of 2004.
Assets under management at Miller/Russell and Associates were $1.10 billion at September 30, 2005, up 53.6 percent from $715 million at September 30, 2004. At Premier Trust, assets under management increased 41.9 percent from $93 million to $132 million from September 30, 2004 to September 30, 2005. Trust and investment advisory revenues were $1.4 million during the third quarter of 2005 compared to $1.0 million during the same period last year.
Attached to this press release is summarized unaudited financial information for the quarter ended September 30, 2005.
Conference Call
Western Alliance Bancorporation will host a conference call to discuss its third quarter 2005 financial results at noon EDT on Thursday, October 27, 2005. Participants may access the call by dialing 800-818-5264, using the pass code 4025609. The call will be recorded and made available for replay after 5:00 p.m. October 27 until 11 p.m. November 3 by dialing 888-203-1112 using the pass code 4025609.
Cautionary Note Regarding Forward-Looking Statements
This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this presentation to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
Western Alliance Bancorporation is the parent company of BankWest of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Miller/Russell & Associates, and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, www.westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data

	At or for the three months			For the nine months
		ended Sept. 30,			ended Sept. 30,
	2005	2004	Change %	2005	2004	Change %

Selected Balance Sheet Data:
($ in millions)
Total assets	$2,745.0	$2,126.2	29.1%
Gross loans, including net deferred fees	1,617.5	1,085.4	49.0
Securities	713.1	853.4	(16.4)
Federal funds sold	204.0	22.8	794.7
Deposits	2,347.5	1,689.9	38.9
Borrowings	119.5	263.3	(54.6)
Junior subordinated debt	30.9	30.9	0.0
Stockholders’ equity	238.2	128.0	86.1

Selected Income Statement Data:
($ in thousands)
Interest income	$35,700	$24,145	47.9%	$95,935	$63,780	50.4%
Interest expense	8,369	5,148	62.6	22,208	13,784	61.1

Net interest income	27,331	18,997	43.9	73,727	49,996	47.5
Provision for loan losses	1,283	1,256	2.1	4,217	3,163	33.3

Net interest income after provision for loan losses	26,048	17,741	46.8	69,510	46,833	48.4
Non-interest income	3,233	2,619	23.4	8,735	6,175	41.5
Non-interest expense	17,274	11,740	47.1	47,814	32,056	49.2

Income before income taxes	12,007	8,620	39.3	30,431	20,952	45.2
Income tax expense	4,258	3,071	38.7	10,808	7,324	47.6

Net Income	7,749	5,549	39.6	19,623	13,628	44.0

Common Share Data:
Net income per share:
Basic	$0.34	$0.33	3.0	$0.99	$0.81	22.2
Diluted	0.31	0.31	0.0	0.90	0.76	18.4
Book value
per share	10.45	7.02	48.9
Average shares outstanding (in thousands):
Basic	22,732	16,995	33.8	19,842	16,839	17.8
Diluted	25,082	18,205	37.8	21,856	18,034	21.2
Common shares outstanding	22,793	18,236	25.0

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)

	At or for the three months			For the nine months
	ended Sept. 30,			ended Sept. 30,
	2005	2004	Change %	2005	2004	Change %

Selected Performance Ratios:
Return on average assets (1)	1.17%	1.10%	6.4%	1.09%	1.00%	9.0
Return on average stockholders’ equity (1)	12.80	19.26	(33.5)	14.82	16.84	(12.0)
Net interest margin (1)	4.43	4.02	10.2	4.39	3.93	11.7
Net interest spread	3.52	3.44	2.3	3.58	3.38	5.9
Efficiency ratio	56.52	54.31	4.1	57.98	57.07	1.6
Loan to deposit ratio	68.90	64.23	7.3

Capital Ratios:
Tangible Common Equity	8.5%	5.8%	46.6
Leverage ratio	10.3	7.8	32.1
Tier 1 Risk Based Capital	13.6	11.3	20.4
Total Risk Based Capital	14.6	12.4	17.7

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.03%	0.04%	(25.0)	0.02%	0.00%	100.0
Non-accrual loans to gross loans	0.01	0.02	(50.0)
Non-accrual loans to total assets	0.01	0.01	0.0
Loans past due 90 days and still accruing to total loans	0.15	0.01	1,400.0
Allowance for loan losses to gross loans	1.19	1.34	(11.2)
Allowance for loan losses to non-accrual loans	>10 times	>10 times

(1)	Annualized for the three- month and nine month periods ended September 30, 2005 and 2004.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2005	2004	2005	2004

Interest income on:
Loans, including fees	$27,343	$15,866	$71,266	$40,819
Securities	7,488	8,222	22,750	22,737
Federal funds sold and other	869	57	1,919	224

Total interest income	35,700	24,145	95,935	63,780

Interest expense on:
Deposits	6,767	3,228	17,124	8,344
Borrowings	1,056	1,513	3,564	4,337
Junior subordinated debt	546	407	1,520	1,103

Total interest expense	8,369	5,148	22,208	13,784

Net interest income	27,331	18,997	73,727	49,996
Provision for loan losses	1,283	1,256	4,217	3,163

Net interest income after provision for loan losses	26,048	17,741	69,510	46,833

Other income:
Trust and investment advisory services	1,448	1,045	4,108	1,801
Service charges	662	638	1,858	1,884
Other	1,123	936	2,769	2,490

	3,233	2,619	8,735	6,175

Other expense:
Compensation	9,541	6,678	27,049	17,934
Occupancy	2,619	1,917	7,314	5,271
Other	5,114	3,145	13,451	8,851

	17,274	11,740	47,814	32,056

Income before income taxes	12,007	8,620	30,431	20,952

Income tax expense	4,258	3,071	10,808	7,324

Net income	$7,749	$5,549	$19,623	$13,628

Earnings per share:
Basic	$0.34	$0.33	$0.99	$0.81

Diluted	$0.31	$0.31	$0.90	$0.76

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income

			Quarter ended
($ in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,
except per share data)	2005	2005	2005	2004	2004

Interest income on:
Loans, including fees	$27,343	$23,589	$20,334	$18,491	$15,866
Securities	7,488	7,385	7,876	8,513	8,222
Federal funds sold and other	869	838	213	71	57

Total interest income	35,700	31,812	28,423	27,075	24,145

Interest expense on:
Deposits	6,767	5,838	4,519	3,780	3,228
Borrowings	1,056	1,084	1,424	1,720	1,513
Junior subordinated debt	546	508	466	436	407

Total interest expense	8,369	7,430	6,409	5,936	5,148

Net interest income	27,331	24,382	22,014	21,139	18,997
Provision for loan losses	1,283	1,187	1,747	751	1,256

Net interest income after provision for loan losses	26,048	23,195	20,267	20,388	17,741

Other income:
Trust and investment advisory services	1,448	1,347	1,313	1,190	1,045
Service charges	662	641	555	531	606
Other	1,123	930	716	831	968

	3,233	2,918	2,584	2,552	2,619

Other expense:
Compensation	9,541	9,015	8,493	7,656	6,678
Occupancy	2,619	2,450	2,245	2,038	1,917
Other	5,114	4,502	3,835	3,179	3,145

	17,274	15,967	14,573	12,873	11,740

Income before income taxes	12,007	10,146	8,278	10,067	8,620

Income tax expense	4,258	3,593	2,957	3,638	3,071

Net income	$7,749	$6,553	$5,321	$6,429	$5,549

Earnings per share:
Basic	$0.34	$0.35	$0.29	$0.35	$0.33

Diluted	$0.31	$0.32	$0.27	$0.33	$0.31

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets

	September 30,	June 30,	March 31,	December 31,	September 30,
($ in millions)	2005	2005	2005	2004	2004

Assets
Cash and due from banks	$90.6	$93.2	$87.0	$92.3	$87.8
Federal funds sold	204.0	212.2	109.5	23.1	22.8

Cash and cash equivalents	294.6	305.4	196.5	115.4	110.6

Securities	713.1	695.4	729.1	788.6	853.4
Gross loans, including net deferred loan fees:
Construction and land development	397.0	381.4	362.9	323.2	286.6
Commercial real estate	655.0	598.3	544.1	491.9	471.3
Residential real estate	239.5	168.6	140.2	116.4	90.4
Commercial and industrial	307.0	286.3	266.7	241.2	223.0
Consumer	21.1	20.6	20.0	17.7	16.4
Net deferred loan fees	(2.1)	(1.9)	(2.1)	(1.9)	(2.3)

	1,617.5	1,453.3	1,331.8	1,188.5	1,085.4
Less: Allowance for loan losses	(19.3)	(18.1)	(17.1)	(15.3)	(14.5)

Loans, net	1,598.2	1,435.2	1,314.7	1,173.2	1,070.9

Initial public offering proceeds receivable	—	77.1	—	—	—
Premises and equipment, net	36.9	35.8	29.2	29.4	23.3
Bank owned life insurance	51.2	26.7	26.5	26.2	25.9
Goodwill and other intangibles	5.2	5.3	5.3	5.4	5.4
Other assets	45.8	40.4	37.5	38.6	36.7

Total assets	$2,745.0	$2,621.3	$2,338.8	$2,176.8	$2,126.2

Liabilities and Stockholders’ Equity
Liabilities
Non-interest bearing demand deposits	$1,048.2	$964.3	$864.1	$749.6	$743.6
Interest bearing deposits:
Demand	107.7	110.5	103.0	103.7	82.2
Savings and money market	893.7	820.0	783.5	665.4	627.9
Time, $100 and over	275.3	273.6	249.0	219.4	219.7
Other time	22.6	21.1	19.1	17.9	16.5

	2,347.5	2,189.5	2,018.7	1,756.0	1,689.9
Borrowings	119.5	169.0	142.8	249.2	263.3
Junior subordinated debt	30.9	30.9	30.9	30.9	30.9
Accrued interest payable and other liabilities	8.9	9.4	9.3	7.1	14.1

Total liabilities	2,506.8	2,398.8	2,201.7	2,043.2	1,998.2

Stockholders’ Equity
Preferred stock	—	—	—	—	—
Common stock and additional paid-in capital	167.9	158.2	81.5	80.5	80.4
Retained earnings	77.4	69.7	63.1	58.2	51.8
Accumulated other comprehensive loss	(7.1)	(5.4)	(7.5)	(5.1)	(4.2)

Total stockholders’ equity	238.2	222.5	137.1	133.6	128.0

Total liabilities and stockholders’ equity	$2,745.0	$2,621.3	$2,338.8	$2,176.8	$2,126.2

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statement of
   Changes in Stockholders’ Equity

	Nine months ended Sep. 30,
(in thousands)	2005	2004

Balance, beginning of period	$133,571	$97,451
Net income	19,623	13,628
Other comprehensive income (loss), net of tax:
Net unrealized holding losses on securities available for sale	(2,046)	(915)
Common stock issued	85,063	17,355
Stock options exercised	1,176	347
Stock warrants exercised	806	156
Compensation cost on restricted stock	60	—

Balance, end of period	$238,253	$128,022

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses

			Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(in thousands)	2005	2005	2005	2004	2004

Balance, beginning of period	$18,118	$17,114	$15,271	$14,525	$13,360
Provisions charged to operating expenses	1,283	1,187	1,747	751	1,256
Recoveries of loans previously charged-off:
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential real estate	—	—	3	6	4
Commercial and industrial	7	19	130	20	17
Consumer	6	1	5	1	3

Total recoveries	13	20	138	27	24
Loans charged-off:
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential real estate	—	—	—	—	2
Commercial and industrial	—	107	18	11	104
Consumer	126	96	24	21	9

Total charged-off	126	203	42	32	115
Net charge-offs (recoveries)	113	183	(96)	5	91

Balance, end of period	$19,288	$18,118	$17,114	$15,271	$14,525

Net charge-offs (recoveries) (annualized) to average loans outstanding	0.03%	0.05%	-0.03%	0.00%	0.04%
Allowance for loan losses to gross loans	1.19	1.25	1.29	1.28	1.34
Non-accrual loans	$175	$503	$575	$1,591	$242
Loans past due 90 days, still accruing	2,503	9	57	2	100

Western Alliance Bancorporation and Subsidiaries
Average Balances, Yields and Rates Paid

		Three Months Ended September 30,
	2005			2004
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(in	(in		(in	(in
	millions)	thousands)		millions)	thousands)
Earning Assets
Securities	$743.7	$7,353	3.92%	$834.9	$8,073	3.85%
Federal funds sold and other	100.6	869	3.43%	15.9	57	1.43%
Loans	1,588.6	27,343	6.83%	1,013.2	15,866	6.23%
Federal Home Loan Bank stock	13.1	135	4.09%	14.4	149	4.12%

Total earnings assets	2,446.0	35,700	5.79%	1,878.4	24,145	5.11%
Non-earning Assets
Cash and due from banks	78.0			62.8
Allowance for loan losses losses	(18.6)			(13.8)
Bank-owned life insurance	40.2			25.7
Other assets	75.9			49.9

Total assets	$2,621.5			$2,003.0

Interest Bearing Liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	113.0	148	0.52%	74.3	28	0.15%
Savings and money market	854.8	4,397	2.04%	607.7	2,043	1.34%
Time deposits	299.9	2,222	2.94%	225.2	1,157	2.04%

	1,267.7	6,767	2.12%	907.2	3,228	1.42%
Borrowings	160.9	1,056	2.60%	287.3	1,513	2.10%
Junior subordinated debt	30.9	546	7.01%	30.9	407	5.24%

Total interest-bearing liabilities	1,459.5	8,369	2.27%	1,225.4	5,148	1.67%
Non-interest Bearing Liabilities
Noninterest-bearing demand deposits	910.2			650.0
Other liabilities	11.6			13.0
Stockholders’ equity	240.2			114.6

Total liabilities and stockholders’ equity	$2,621.5			$2,003.0

Net interest income and margin		$27,331	4.43%		$18,997	4.02%
Net interest spread			3.52%			3.44%

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results

					Inter-
		Alliance	Torrey		segment	Consoli-
	BankWest	Bank	Pines		Elimi-	dated
(in millions)	of Nevada	of Arizona	Bank	Other	nations	Company

At September 30, 2005:
Assets	$1,815.7	$514.1	$357.3	$278.0	$(220.1)	$2,745.0
Gross loans and deferred fees	1,002.7	358.5	256.3	—	—	1,617.5
Less: Allowance for loan losses	(11.5)	(4.8)	(3.0)	—	—	(19.3)

Net loans	991.2	353.7	253.3	—	—	1,598.2

Deposits	1,586.5	460.1	315.1	—	(14.2)	2,347.5
Stockholders’ equity	122.7	43.1	32.7	245.3	(205.6)	238.2

(In thousands)
Three Months Ended September 30, 2005:
Net interest income	$18,414	$5,128	$3,929	$(122)	$(18)	$27,331
Provision for loan losses	375	515	393	—	—	1,283

Net interest income after provision for loan losses	18,039	4,613	3,536	(122)	(18)	26,048
Noninterest income	1,375	454	213	9,929	(8,738)	3,233
Noninterest expense	(9,345)	(3,707)	(2,465)	(2,035)	278	(17,274)

Income (loss) before income taxes	10,069	1,360	1,284	7,772	(8,478)	12,007
Income tax expense (benefit)	3,227	483	517	31	—	4,258

Net income (loss)	$6,842	$877	$767	$7,741	$(8,478)	$7,749

(In thousands)
Nine Months Ended September 30, 2005:
Net interest income	$51,208	$13,469	$10,114	$(1,046)	$(18)	$73,727
Provision for loan losses	1,817	1,417	983	—	—	4,217

Net interest income after provision for loan losses	49,391	12,052	9,131	(1,046)	(18)	69,510
Noninterest income	3,830	983	488	25,826	(22,392)	8,735
Noninterest expense	(26,098)	(9,603)	(7,282)	(5,563)	732	(47,814)

Income (loss) before income taxes	27,123	3,432	2,337	19,217	(21,678)	30,431
Income tax expense (benefit)	8,997	1,312	940	(441)	—	10,808

Net income (loss)	$18,126	$2,120	$1,397	$19,658	$(21,678)	$19,623

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results (continued)

					Inter-
		Alliance	Torrey		segment	Consoli-
	BankWest	Bank	Pines		Elimi-	dated
(in millions)	of Nevada	of Arizona	Bank	Other	nations	Company

At September 30, 2004:
Assets	$1,579.3	$294.7	$244.1	$166.5	$(158.4)	$2,126.2
Gross loans and deferred fees	752.3	203.7	129.4	—	—	1,085.4
Less: Allowance for loan losses	(9.9)	(2.9)	(1.7)	—	—	(14.5)

Net loans	742.4	200.8	127.7	—	—	1,070.9

Deposits	1,253.6	232.7	217.4	—	(13.8)	1,689.9
Stockholders’ equity	86.0	27.7	24.2	134.6	(144.5)	128.0

(In thousands)
Three Months Ended September 30, 2004:
Net interest income	$14,544	$2,686	$2,174	$(404)	$(3)	$18,997
Provision for loan losses	679	527	50	—	—	1,256

Net interest income after provision for loan losses	13,865	2,159	2,124	(404)	(3)	17,741
Noninterest income	1,270	240	124	7,178	(6,193)	2,619
Noninterest expense	(6,916)	(2,075)	(1,727)	(1,143)	121	(11,740)

Income (loss) before income taxes	8,219	324	521	5,631	(6,075)	8,620
Income tax expense (benefit)	2,723	87	194	67	—	3,071

Net income (loss)	$5,496	$237	$327	$5,564	$(6,075)	$5,549

(In thousands)
Nine Months Ended September 30, 2004:
Net interest income	$38,509	$6,858	$5,663	$(1,032)	$(2)	$49,996
Provision for loan losses	1,417	1,146	600	—	—	3,163

Net interest income after provision for loan losses	37,092	5,712	5,063	(1,032)	(2)	46,833
Noninterest income	3,703	545	480	16,882	(15,435)	6,175
Noninterest expense	(19,844)	(5,803)	(4,443)	(2,264)	298	(32,056)

Income (loss) before income taxes	20,951	454	1,100	13,586	(15,139)	20,952
Income tax expense (benefit)	6,893	81	387	(37)	—	7,324

Net income (loss)	$14,058	$373	$713	$13,623	$(15,139)	$13,628